UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) October 24, 2013

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of  Operations and Financial Condition

On October 24, 2013, Old Republic International Corporation announced the results of its operations and its financial condition for the quarter ended September 30, 2013.  The full text of the earnings release is included as Exhibit 99.1 hereto.

Item 8.01  Other Events

On October 24, 2013, Old Republic International Corporation (ORI) announced a plan of recapitalization by its mortgage guaranty subsidiary, RMIC Companies, Inc. (RMICC). Pursuant to this Plan, RMICC intends to raise new funds in the capital markets to primarily recapitalize its three mortgage insurance carriers. The additional capital is intended to enable these carriers to pay off all deferred claim obligations, to exit supervision by the North Carolina insurance regulators, and to resume the underwriting of new mortgage insurance business by early 2014. In connection with this transaction, it is expected ORI will contribute up to $50 million of this new capital. Completion of the transaction will be subject to market conditions and other factors, including certain regulatory approvals. The full text of this press release is included in Exhibit 99.2 hereto.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

       99.1  Earnings Release dated October 24, 2013.
       99.2  Press Release dated October 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: October 25, 2013	By: /s/ Spencer LeRoy III
Spencer LeRoy III
Senior Vice President,
Secretary and General Counsel

INDEX TO EXHIBITS
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Exhibits

99.1  Earnings Release dated October 24, 2013.
99.2  Press Release dated October 24, 2013.

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